EXHIBIT 23.1:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 10, 2014, with respect to the consolidated financial statements, schedule, and internal control over financial reporting incorporated by reference in the Annual Report of Oil-Dri Corporation of America on Form 10-K for the year ended July 31, 2014.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Oil-Dri Corporation of America on Form S-8 (File No. 333-139550).

/s/ GRANT THORNTON LLP

Chicago, Illinois
October 10, 2014

EXHIBIT 23.1 (CONTINUED):

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-139550) of Oil-Dri Corporation of America of our report dated October 11, 2013 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
October 10, 2014